Exhibit 1.1
SoundBite Communications, Inc.
Common Stock

Underwriting Agreement
                    , 2007
Cowen and Company, LLC
Thomas Weisel Partners LLC
As representatives of the Underwriters
named in Schedule I hereto,
c/o Cowen and Company, LLC
1221 Avenue of the Americas
New York, NY 10020
Ladies and Gentlemen:
     SoundBite Communications Inc., a Delaware corporation (“Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,717,022 shares of Common Stock, $0.001 par value (“Stock”) of the Company, and, at the election of the Underwriters, up to 848,627 additional shares of Stock, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,282,978 shares of Stock, and, at the election of the Underwriters, up to 51,373 additional shares of Stock. The aggregate of 6,000,000 shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 900,000 additional shares which may be sold by the Company and the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares are herein collectively called the “Shares”.
     Thomas Weisel Partners LLC (“Thomas Weisel”) has agreed to reserve up to 150,000 of the Firm Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and other business associates (collectively, “Participants”), as set forth in the Pricing Prospectus (as defined below) under the heading “Underwriting—Directed Share Program” (such sales are hereinafter referred to as the “Directed Share Program”). The Firm Shares to be sold by Thomas Weisel and its affiliates (each a “DSP Entity”, and collectively the “DSP Entities”) pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Pricing Prospectus.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (a) A registration statement on Form S-1 (File No. 333-142144) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the

Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
          (c) For the purposes of this Agreement, the “Applicable Time” is [___] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the price to the public of the Shares and the number of Shares to be sold, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto (i) does not conflict with the information contained in the Registration Statement or the Pricing Prospectus, (ii) will not conflict with information contained in the Prospectus and (iii) as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
          (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties made in this Section 1(d) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
          (e) The Company has not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for such loss or interference as would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, prospects, operations, assets, condition (financial or otherwise), stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company, other than grants of stock options to employees of the Company pursuant to the Company’s equity incentive plans in the ordinary course of business and the issuance of shares of Stock upon the exercise of warrants and stock options by existing security holders of the Company in the ordinary course of business, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus;
          (f) The Company does not own any real property. The Company has good and valid title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases against the Company and to the Company’s knowledge, the other parties to such leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Effect;
          (g) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
               (ii) The Company does not own any subsidiaries, or securities of any other corporation, except that the Company owns all of the outstanding capital stock of SoundBite Communications Canada Inc., a corporation that was formed under the Canada Business Corporations Act on August 29, 2007 and that has no material assets or operations and is not required to be listed as a subsidiary pursuant to Item 601(b)(21) of Regulation S-K;
          (h) The Company has authorized capital stock as set forth in the Pricing Prospectus; all of the issued shares of capital stock of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) were issued in compliance with all applicable state and federal securities laws or an exemption thereto; all of the issued shares of Stock conform to the description of the Stock that is contained in the Pricing Prospectus and that will be contained in the

Prospectus; and none of the holders of capital stock of the Company are entitled to receive any liquidation preference payment solely by virtue of the consummation of the offering contemplated in this Agreement;
          (i) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will conform to the description of the Stock that is contained in the Pricing Prospectus and that will be contained in the Prospectus; and no preemptive or similar rights with respect to, or any restrictions (other than under federal and state securities laws) upon the voting or transfer of, any of the Shares or the issue and sale thereof exist or will exist prior to or at any Time of Delivery with respect to such Shares;
          (j) The issue and sale of the Shares to be sold by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions herein contemplated will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is subject or affected, except for such breaches or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company;
          (k) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body is required for the issue and sale of the Shares to be sold by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration of the Shares under the Act; (B) such Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (C) the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements of the offering of the Shares; and (D) such other Authorizations the absence of which would not, individually or in the aggregate, affect the validity of the Shares or the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to result in a Material Adverse Effect;
          (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. All actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been taken and are in effect;
          (m) The Company is not (A) in violation of its Certificate of Incorporation or By-laws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
          (n) The statements that are set forth in the Pricing Prospectus, and that will be set forth in the Prospectus, under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Material U.S. Federal Tax Consequences for Non-U.S. Holders of Our Common Stock”, “Government Regulation” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are (in the case of the Pricing Prospectus) or will be (in the case of the Prospectus), as the case may be, accurate summaries of such provisions in all material respects;
          (o) Except as is disclosed in the Pricing Prospectus and will be disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
          (p) Except as is disclosed in the Initial Registration Statement and the Pricing Prospectus, and will be disclosed in the Prospectus, (i) the Company owns or possesses adequate rights to use all trademarks, trade names, patents, patent applications, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary to conduct its business as now conducted, (ii) to the knowledge of the Company, the conduct of the Company’s business does not conflict with any trademarks, trade name, patents, patent applications, inventions, copyrights, trade secrets or other similar rights of others, where such conflict or conflicts would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any of the foregoing intellectual property rights of the Company, where such infringement, misappropriation, violation or conflict would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
          (q) Except as is disclosed in the Pricing Prospectus and will be disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that materially restrict the Company’s ability to conduct its business as described in the Pricing Prospectus;
          (r) The Company possesses all certificates, certifications, registrations, notifications, orders, licenses, authorizations, approvals and permits (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business and such Permits are valid and in full force and effect, except for Permits where the failure to possess, or the invalidity of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company is in compliance in all respects with the terms and conditions of such Permits, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;
          (s) The Company is insured against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
          (t) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all Permits required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance in all respects with any such Permit, except where such noncompliance with Environmental Laws, failure to receive required Permits, or failure to comply with the terms and conditions of such Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
          (u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
          (v) The Company has filed, or has duly requested extension of the filing of, all federal, state, local and foreign tax returns which have been required to be filed and has paid or made provision to pay all taxes indicated by such returns and all assessments received by it to the extent that such taxes or assessments have become due and are not being contested in good faith, except where the failure to file such returns or pay, or make provision to pay, all such taxes and assessments would not reasonably be expected to have a Material Adverse Effect. The Company does not have any tax deficiency which has been or, to the best of the knowledge of the Company, might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect;
          (w) The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;
          (x) At the time of filing the Initial Registration Statement, the Company was not an “ineligible issuer”, as defined in Rule 405 under the Act;
          (y) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Initial Registration Statement other than as have been waived in writing in connection with the offering contemplated hereby;
          (z) Deloitte & Touche LLP, who have certified certain financial statements of the Company, are an independent public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
          (aa) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Pricing Prospectus and Prospectus comply in all material respects with the requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ deficit and cash flows of the Company for the periods specified are in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the summary and selected financial data that are included in the Registration Statement and the Pricing Prospectus and that will be included in the Prospectus, (i) are, in the case of the financial information for the years ended December 31, 2004, December 31, 2005 and December 31, 2006 and the six months ended June 30, 2007, derived from the consolidated financial statements that are set forth in the Registration Statement and the Pricing Prospectus and that will be set forth in the Prospectus, (ii) are, in the case of financial information for the years ended December 31, 2002 and

December 31, 2003, complete and accurate in all material respects and fairly present the financial condition of the Company at the respective dates thereof and the results of the Company’s operations for the periods then ended and were prepared in accordance with the books and records of the Company in conformity with generally accepted accounting principles, consistently applied during the periods covered thereby except for the omission of footnotes and normal year-end adjustments which are not, individually and in the aggregate, material. All financial statements or schedules of the Company which are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus have been or, in the case of the Prospectus, will be so included;
          (bb) It is the intention of the Company’s management to become fully compliant in all respects with applicable laws, rules and regulations of the Commission regarding internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) on or before the date on which such laws, rules or regulations become applicable to the Company. Except as is disclosed in the Pricing Prospectus and will be disclosed in the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;
          (cc) Since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially diminished, or is reasonably likely to materially diminish, the effectiveness of the Company’s internal control over financial reporting (other than as set forth in the Pricing Prospectus);
          (dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and, to the knowledge of the Company, such disclosure controls and procedures are effective.
          (ee) The Company is or will be on or before the date on which such laws, rules or regulations become applicable to the Company, as the case may be, in compliance in all material respects with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to the Company, or will be applicable to the Company as of each Time of Delivery (as defined in Section 4(a) hereof);
          (ff) There are no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K of the Commission, or outstanding guarantees of the Company that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
          (gg) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and which is not or, in the case of the Prospectus, will not be so described. There are no outstanding loans or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company;
          (hh) To the knowledge of the Company, no person associated with or acting on behalf of the Company, including any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;
          (ii) Except as contemplated by this Agreement and as is disclosed in the Registration Statement and the Pricing Prospectus and will be disclosed in the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein;
          (jj) The Company does not conduct business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds to the Company from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;
          (kk) There is no document, contract, permit or instrument of a character required to be filed as an exhibit to the Initial Registration Statement which is not filed as required. All such contracts filed as exhibits to the Initial Registration Statement to which the Company currently is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and, to the knowledge of the Company, by the Company in accordance with the terms thereof;
          (ll) Except for stock issuances disclosed in the Initial Registration Statement, the Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, or Regulations D or S, under the Act, other than any shares of Stock issued upon exercise of warrants and stock options granted pursuant to the Company’s equity incentive plans and Stock issued upon conversion of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share, Series B Convertible Preferred Stock, $0.001 par value per share, Series C Convertible Preferred Stock, $0.001 par value per share, and Series D Convertible Preferred Stock, $0.001 par value per share (collectively, the “Preferred Stock”), which warrants, equity incentive plans and Preferred Stock are described in the Pricing Prospectus and will be described in the Prospectus;
          (mm) Statistical, industry-related and market-related data included in the Initial Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from data which the Company reasonably and in good faith believes are reliable and accurate in all material respects;
          (nn) Neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which would reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company;
          (oo) The Company does not do business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes;
          (pp) Copies of the minute books of the Company have been furnished to counsel for the Underwriters, and such books (i) contain all minutes and written actions of the board of directors (including each committee thereof) of the Company prepared since the time of its incorporation and (ii) accurately reflect all matters referred to in such minutes; and

          (qq) The Company has complied in all material respects with all applicable laws and regulations, including, without limitation, the laws and regulations under the caption “Business – Government Regulation”, and “Risk Factors – Risks Related to Regulation of Use of Our Service”;
          (rr) The Company has not offered, or caused any of the DSP Entities to offer, Directed Shares to any person with the specific intent of unlawfully influencing (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or its products; and
          (ss) The Company has caused each of the parties named in Annex I hereto, including each of its executive officers and directors of the Company and each of the Selling Stockholders, to deliver to the Representatives an agreement (each a “Lock-Up Agreement”) that restricts transfers of securities of the Company and that is in a form previously provided, or agreed upon, by the Representatives.
     2. Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:
          (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, to make the representations, warranties and agreements hereunder and thereunder, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
          (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligations under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or any other organizational and/or governing document of such Selling Stockholder if such Selling Stockholders is not a natural person, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except for such breaches, defaults or violations that would not have an adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement;
          (c) Such Selling Stockholder has, and immediately prior to each Time of Delivery, such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, assuming that each Underwriter acquires a securities entitlement (within the meaning of Sections 8-102(a)(17) and 8-501 of the New York Uniform Commercial Code (the “UCC”)) in the Shares transferred by such Selling Stockholder by having such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or another securities intermediary, and makes payment for such Shares as provided in this Agreement, in each case without notice of any adverse claim (within the meaning of Sections 8-105 and 8-502 of the UCC), no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be asserted against such Underwriter with respect to such Shares;
          (d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
          (e) (i) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and
               (ii) each of the Selling Stockholders identified by an asterisk (“*”) in Schedule II hereto (the “Principal Selling Stockholders”) further severally and not jointly represents that the Pricing Prospectus, as supplemented by the price to the public of the Shares and the number of Shares to be sold, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information that is contained in the Registration Statement or the Pricing Prospectus or that will be contained in the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 2(e) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by any other Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
          (f) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
          (g) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to the Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Peter R. Shields, Robert C. Leahy and Christopher A. Hemme, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such

Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
          (h) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are for the benefit and coupled with and subject to the interests of the Underwriters, the Custodian, the Attorneys-in-Fact and the Company; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     3. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements of the Company and the Selling Stockholders herein set forth:
          (a) The Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to (i) purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[___], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Company and the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Company and the Selling Stockholders, at the purchase price per share set forth in clause (i) of this Section 3(a), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
          (b) The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 900,000 Optional Shares, at the purchase price per share set forth clause (i) of Section 3(a), for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of

Optional Shares to be sold by each of the Selling Stockholders listed in Schedule II and the Company. Any such election to purchase Optional Shares may be exercised, on the First Time of Delivery and on up to two additional occasions, as to all or any part of the Optional Shares at any time, and from time to time, only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     4. Payment and Delivery
          (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Shares in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company and the Custodian will deliver the Shares to Cowen and Company, LLC and Thomas Weisel, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each of the Selling Stockholders, as their interests may appear, by causing DTC to credit the Shares to the accounts of Cowen and Company, LLC and Thomas Weisel at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, [___] a.m., New York time, on [                    ], or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, [___] a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called an “Optional Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(p) hereof, will be delivered at the offices of Goodwin Procter LLP, 53 State Street, Exchange Place, Boston, Massachusetts 02109 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Time of Delivery. A meeting will be held at the Closing Location at [___] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling

Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Stockholder and have no obligation to disclose or account to the Company or any Selling Stockholder for any of such differing interests and (v) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.
     6. The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you in your reasonable discretion promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the happening of any event during the Prospectus Delivery Period (as defined in Section 6(c)) that in the judgment of the Company makes any statement made in the Registration Statement, the Preliminary Prospectus or the Prospectus materially untrue or that requires the making of any changes in the Registration Statement, the Preliminary Prospectus or the Prospectus in order to make the statements therein as of the date such statements were made, in the light of the circumstances in which they are made, not misleading in any material respect; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or the initiation or threatening of any proceeding for that purpose, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for that purpose, of the receipt of any notification with respect to the suspension of the Shares for quotation on The NASDAQ Global Market (“Nasdaq”) or the initiation or threatening of any proceeding for that purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information or any other purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Representatives promptly of all such filings;
          (b) To promptly take such action as you may reasonably request to qualify the Shares (including the Directed Shares) for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation for doing business in any jurisdiction;

          (c) On the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus (the “Prospectus Delivery Period”) in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request prepare and duly file with the Commission an appropriate supplement or amendment to the Prospectus which will correct such statement or omission or effect such compliance and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158 of the Act);
          (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Initial Lock-Up Period”), not to offer, sell, pledge, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the prior written consent of Cowen and Company, LLC and Thomas Weisel; provided, however, that the company may without such prior written consent (i) issue shares upon the exercise of options granted under stock option plans (“Company Share Plans”), (ii) issue shares upon the exercise of warrants or the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof, (iii) issue up to 1,500,000 shares in connection with the acquisition by the Company or one of its subsidiaries of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise, provided that each recipient of such shares agrees to execute agreements substantially to the effect of the Lock-Up Agreements executed by each of the Selling Stockholders, (iv) grant options, issue shares of Stock upon the exercise of options and award shares of restricted Stock pursuant to Company Share Plans, subject to the limitations on shares issuable as in existence on the date hereof, and (v) file registration statements on Form S-8 with the Commission registering shares of Stock issued or issuable under Company Share Plans. Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Cowen and Company, LLC and Thomas Weisel waive, in writing, such extension; the Company will provide the Representatives and each security holder subject to a Lock-Up Agreement with prompt notice of any such announcement that gives rise to an extension of the Lock-Up Period;
          (f) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail;
          (g) During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no such additional information shall be required except to the extent the disclosure of additional information would not result in a violation of Regulation FD of the Commission (without requiring new disclosure to third parties in order to avoid violation of such Regulation FD);
          (h) To use the net proceeds received by it from its sale of Shares pursuant to this Agreement in the manner that is specified in the Pricing Prospectus, and will be specified in the Prospectus, under the caption “Use of Proceeds”;
          (i) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission within the time required by, and otherwise in compliance with, Rule 462(b), and at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
          (j) To refrain from taking at any time, directly or indirectly, any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of any security of the Company;
          (k) Prior to the last Time of Delivery, to refrain from issuing any press release, directly or indirectly, or holding any press conference, in each case with respect to the Company’s financial condition, earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of Cowen and Company, LLC and Thomas Weisel, such consent to not be unreasonably withheld; provided that the requirements of this paragraph (k) shall not apply to the following: (i) any marketing press release or conference in the ordinary course of business and consistent with the past practices of the Company and (ii) any press release or conference that, in the judgment of the Company and its counsel, is necessary or desirable to comply with applicable law; provided further that Cowen and Company, LLC and Thomas Weisel shall have twenty-four (24) hours to review the Company’s press release covering its results of operations for the three and nine months ending

September 30, 2007 and any failure to respond to the Company within such 24-hour period shall be deemed a consent to such press release by such party; and
          (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     7. (a) The Company represents and agrees that, without the prior written consent of Cowen and Company, LLC and Thomas Weisel, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, Cowen and Company, LLC and Thomas Weisel, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, Cowen and Company, LLC and Thomas Weisel is listed on Schedule III hereto.
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by Cowen and Company, LLC and Thomas Weisel, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     8. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, (ii) all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, amendments and supplements thereto, any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, not to exceed $10,000; (iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) the filing fees of the Commission and all expenses associated with transmitted documents to the Commission in connection with the offering of the Share; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of the transfer agent or registrar for the Stock, (ix) the fees, disbursements and expenses of the Attorney-in-Fact and the Custodian; (x) all fees and disbursements of outside counsel incurred by the DSP Entities in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Agreement and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) the fees, disbursements and expenses of counsel for such Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Cowen and Company, LLC and Thomas Weisel agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Cowen and Company, LLC and Thomas Weisel for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated and to comply with applicable tax laws. It is further understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject to the following conditions:
          (a) All representations and warranties of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct;
          (b) The Company and the Selling Stockholders shall have performed and complied with all of its and their covenants, agreements and obligations hereunder;
          (c) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission within the time required by, and otherwise in compliance with, Rule 462(b), and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
          (d) Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably acceptable to you;

          (e) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company and the Principal Selling Stockholders, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached as Annex II hereto;
          (f) The respective counsel for each of the Selling Stockholders other than Principal Selling Stockholders shall have furnished to you their written opinion with respect to each of such Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery substantially to the effect set forth in Annex II hereto;
          (g) Concurrently with the execution of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and shall use a “cut off” date no more than three business days prior to such Time of Delivery;
          (h) (i) The Company has not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options or restricted stock awards pursuant to Company Stock Plans as in existence on the date hereof, or upon the exercise of warrants, or the conversion of convertible securities outstanding as of the date of this Agreement) or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, operations, management, assets, condition (financial or otherwise) or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Cowen and Company LLC and Thomas Weisel so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
          (i) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California or Massachusetts State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
          (j) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation, subject to notice of issuance, on Nasdaq;
          (k) The Company shall have provided to the transfer agent and registrar for the Stock a written order, in a form reasonably acceptable to the Representatives, instructing such transfer agent and registrar not to effect any transfer of stock that would be inconsistent with the terms of a Lock-Up Agreement delivered by any of the parties named on Annex I hereto;
          (l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;
          (m) The Company shall have furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you certifying as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request;
          (n) Each of the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of such Selling Stockholder reasonably satisfactory to you certifying as to the accuracy of the representations and warranties of such Selling Stockholder herein at and as of such Time of Delivery, as to the performance by such Selling Stockholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request;
          (o) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;
          (p) A certificate signed by the Secretary or Assistant Secretary of the Company dated each Time of Delivery certifying that: (i) attached thereto is a true and complete copy of the certificate of incorporation of the Company as then in effect, which certificate of incorporation shall be, as of the First Time of Delivery, substantially in the form filed as Exhibit 3.2 to the Initial Registration Statement and, as of an Optional Time of Delivery, substantially in the form filed as Exhibit 3.3 to the Initial Registration Statement; (ii) attached thereto is a true and complete copy of the by-laws of the Company as effective as of the First Time of Delivery, which by-laws shall be substantially in the form filed as Exhibit 3.5 to the Initial Registration Statement; (iii) attached thereto is a true and complete copy of the resolutions of the board of directors of the Company (including each committee thereof) relating to the offering contemplated by this Agreement, which resolutions shall be in full force and effect and shall not have been modified since the date of this Agreement, (iv) attached thereto is a true and complete copy of all correspondence between the Company (including its counsel) and the Commission relating to the offering contemplated by this Agreement, and (v) set forth thereon are true signatures of each of the executive officers of the Company who executed, on behalf of the Company, the Initial Registration Statement (including any pre- or post-effective amendment thereto) or this Agreement, each of which persons held as of the time of such execution, and holds as of such Time of Delivery, the office or offices of the Company indicated opposite his or her name in such certificate; and
          (q) At each Time of Delivery, the Underwriters and counsel for the Underwriters shall have received all such information, documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements herein contained.
     10. (a) The Company will indemnify and hold harmless each Underwriter and each of the Selling Stockholders against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under the law in connection with the transactions contemplated by this Agreement, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case (i) to any Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, (ii) to any Selling Stockholder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1 and (iii) to any Principal Selling Stockholder to the extent that, as of the date hereof or any Time of Delivery, such Selling Stockholder had actual knowledge that such statement was untrue or that any such omitted statement was required to be stated therein or was necessary to make the statements therein not misleading.
          (b) Each of the Principal Selling Stockholders will, severally and not jointly, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any inaccuracy in the representations and warranties of such Selling Stockholder contained in Sections 2(a) through 2(d) of this Agreement or any failure of such Selling Stockholder to perform its obligations hereunder or under the law in connection with the transactions contemplated by this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Principal Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. Notwithstanding the foregoing, none of the Principal Selling Stockholders shall have any liability or obligation under this Section 10(b) unless and until the Company shall have failed to indemnify the Underwriters for any reason in accordance with Section 10(a) within 180 days (during which time the underwriters shall have used commercially reasonable efforts to collect any such amount due from the Company) after (i) demand therefore shall have been made to the Company by the Underwriters with respect to any legal or other expenses that the Underwriters have reasonably incurred in connection with defending or investigation any such action or claim, (ii) a judgment shall have been rendered against the Company for payment under Section 10(a) by a court of competent jurisdiction from which there is no further right to appeal or (iii) a final settlement shall have been reached which includes payment by the Company under Section 10(a), provided that the requirements of Section 10(f) shall have been adhered to with respect to settlements by the parties to this Agreement (such amount not indemnified by the Company, the “Shortfall”). The liability of each Principal Selling Stockholder under this Section 10(b) shall in no event exceed an amount equal to the Shortfall multiplied by a fraction, the numerator of which is the aggregate initial public offering price of the Shares sold by such Principal Selling Stockholder and the denominator of which is the aggregate initial public offering price of the Shares sold by all Principal Selling Stockholders.
          (c) Each of the Selling Stockholders will, severally and not jointly, indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information relating to a Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.
          (d) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
          (e) The Company and the Selling Stockholders acknowledge that the statements set forth in the sections titled “Discretionary Accounts”, “Short Sales, Stabilizing Transactions and Penalty Bids” and “Electronic Offer, Sale and Distribution of Shares”, and in the first paragraph of the section titled “Commission and Discounts”, under the heading “Underwriting” in the Registration Statement, Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
          (f) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (g) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c), or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (h) The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
          (i) The liability of each Selling Stockholder (including each Principal Selling Stockholder) under the indemnity and contribution provisions of this Section 10, and the liability of each Principal Selling Stockholder under its representations and warranties set forth in Section 2(e)(ii) of this Agreement, shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.
     11. (a) The Company will indemnify and hold harmless each of the DSP Entities against any losses, claims, damages or liabilities, joint or several, to which such DSP Entity may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any action taken by the Company or any employee, officer or other representative of the Company in connection with the identification of potential Participants or the offering of Directed Shares to Participants, (iii) the failure of any Participant (other than any Participant that is a DSP Entity) to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iv) the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of such DSP Entity, and will reimburse each of the DSP Entities for any legal or other expenses reasonably incurred by such DSP Entity in connection with investigating or defending any such action or claim as such expenses are incurred.
          (b) Promptly after receipt by any DSP Entity under subsection (a) above of notice of the commencement of any action, such DSP Entity shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to such DSP Entity otherwise than under such subsection. In case any such action shall be brought against any DSP Entity and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such DSP Entity (who shall not, except with the consent of such DSP Entity, be counsel to the Company), and, after notice from the Company to such DSP Entity of its election so to assume the defense thereof, the Company shall not be liable to such DSP Entity under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such DSP Entity, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the DSP Entity, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such DSP Entity is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such DSP Entity from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any DSP Entity.
          (c) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless any DSP Entity under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such DSP Entity as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the DSP Entities on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified DSP Entity failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by such DSP Entity in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the DSP Entities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the DSP Entities on the other in connection with the offering of the Directed Shares shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) bear to the total underwriting discounts and commissions received by the DSP Entities with respect to the Directed Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the DSP Entities on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the DSP Entities agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation (even if the DSP Entities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by any DSP Entity as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such DSP Entity in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), no DSP Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages which such DSP Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any DSP Entity within the meaning of the Act and each broker-dealer affiliate of any DSP Entity.
     12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Optional Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Sections 10 and 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     14. If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 10 and 11 hereof and this Section 14; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 10 and 11 hereof and this Section 14.
     15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Underwriters jointly, by the Representatives or by Cowen and Company, LLC and Thomas Weisel; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder (including any notice under Section 6(e) hereof) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Cowen and Company, LLC, 1221 Avenue of the Americas, New York, NY 10020, facsimile number (646) 562-1861, Attention: General Counsel and Thomas Weisel, One Montgomery Street, Suite 3700, San Francisco, CA 94104, facsimile number (415) 364-2694, Attention: General Counsel; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, facsimile number (781) 897-2502, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 10(f) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; if to any other signatory to a Lock-Up Agreement referred to in Section 9(k), to the address listed on the signature page thereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10, 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     19. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Each of the Company, the Selling Stockholders and the Underwriters hereby waive any right it may have to trial by jury in respect of any claimed based upon or arising out of this Agreement or the transactions contemplated hereby
     22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign the Agreement and return to us originally executed signature pages for the Company and each of the Selling Stockholders plus one for each counsel, of any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.
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Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

SoundBite Communications, Inc.

By:

Name:

Title:

Andrew R. Gilbert
Christopher A. Hemme
John McDonough
David Parker
Timothy R. Segall
Peter R. Shields
Venture Capital Fund of New England IV, L.P.

By:

Name:

Attorney-In-Fact
Accepted as of the date hereof at San Francisco, California

Cowen and Company, LLC

By:

Name:
Title:

Thomas Weisel Partners LLC

By:

Name:
Title:

On behalf of each of the Underwriters
(Signature Page to Underwriting Agreement)